Exhibit 16.1


MADSEN & ASSOCIATES, CPA'S, INC.                          684 East Vine St. #3
Certified Public Accountants and Business           Salt Lake City, Utah 84106
Consultants                                             Telephone 801-268-2632
                                                              Fax 801-262-3978


United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street NW
Washington, DC 20549


Dear Sirs                                         August 22, 2005

Re:  Resignation as Auditor of Oak Ridge Micro-Energy, Inc.

We have reviewed Item 4 of the Company's report on Form 8-K regarding our resignation as auditor and are in agreement with the disclosures contained therein.


Yours truly                   /s/Madsen & Associates CPA's Inc.
                         Madsen & Associates CPA's Inc.